Exhibit 99.1

FOR IMMEDIATE RELEASE	CONTACT: Les Van Dyke Director, Investor Relations (281) 492-5370
DIAMOND OFFSHORE DRILLING, INC. ANNOUNCES BOARD APPOINTMENT
Houston, Texas, January 30, 2007 — Diamond Offshore Drilling, Inc. (NYSE: DO) today announced that it has appointed John R. Bolton to the Company’s Board of Directors. Mr. Bolton’s distinguished career spans over 30 years in government service and the legal profession. Most recently, Mr. Bolton served in the Department of State as the U.S. Ambassador to the United Nations, managing the U.S. Mission and spearheading efforts to reform the UN. Among other State Department postings, he served as Under Secretary for Arms Control and International Security, and Assistant Secretary for International Organization Affairs. Additionally, in the private sector, Mr. Bolton served as Senior Vice President of the American Enterprise Institute, President of the National Policy Forum, and was a partner in the law firm of Covington & Burling LLP. He is a Phi Beta Kappa, Summa Cum Laude graduate from Yale College and holds a J.D. from Yale Law School, where he was Editor of the Yale Law Journal.
Diamond Offshore provides contract drilling services to the energy industry around the globe and is a leader in deepwater drilling.
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